Exhibit 99.1
OpenText Reports Third Quarter Fiscal Year 2018 Financial Results

Revenue of $686 million, up 16% Y/Y
Operating Cash Flows of $271 million, up 73% Y/Y
Quarterly Cash Dividend Increased by 15%

Waterloo, ON, May 9, 2018 - Open Text Corporation (NASDAQ: OTEX, TSX: OTEX), “The Information Company,” today announced its financial results for the third quarter ended March 31, 2018.

“We are pleased with our Q3 results, especially our Annual Recurring Revenues (ARR) of $521 million, up 18% y/y and our Operating Cash Flows (OCF) of $271 million, up 73% y/y,” said OpenText Vice Chair, CEO and CTO, Mark J. Barrenechea. “We are making key investments in the OpenText Cloud that will drive growth and customer adoption, and these investments will help create even more predictability in our business model.”

Barrenechea further added, “Based on the strength and trajectory of our recurring revenues and cash flows, we are setting an annual Operating Cash Flow target of $1 Billion as we exit Fiscal 2021.”

“Supported by confidence in our long-term model and cash flow performance, we are announcing a 15% increase to our quarterly cash dividend to $0.1518 per share,” said Barrenechea.

“OpenText has built a market leading business and I am excited to join such a highly talented team,” said OpenText EVP and CFO, Madhu Ranganathan. “We will focus on recurring revenues, improving efficiency, expanding cash flow and strengthening the business as we to look to scale OpenText to new levels in the coming years.”
Financial Highlights for Q3 Fiscal 2018 with Year Over Year Comparisons

Summary of Quarterly Results
(in millions except per share data)	Q3 FY18	Q3 FY17	$ Change	% Change (Y/Y)		Q3 FY18 in CC*	% Change in CC*
Revenues:
Cloud services and subscriptions	$209.1	$177.1	$32.0	18.1%		$204.0	15.2%
Customer support	312.3	263.4	48.8	18.5%		297.9	13.1%
Total annual recurring revenues**	$521.4	$440.5	$80.8	18.3%		$501.8	13.9%
License	84.1	87.2	(3.1)	(3.6)%		80.0	(8.3)%
Professional service and other	80.4	65.4	15.0	23.0%		75.3	15.3%
Total revenues	$685.9	$593.1	$92.7	15.6%		$657.1	10.8%
GAAP-based operating income	$102.3	$65.3	$37.1	56.8%
Non-GAAP-based operating income (1)	$204.1	$172.6	$31.5	18.2%		$193.4	12.1%
GAAP-based operating margin	14.9%	11.0%	n/a	390	bps
Non-GAAP-based operating margin (1)	29.8%	29.1%	n/a	70	bps	29.4%	30	bps
GAAP-based EPS, diluted	$0.22	$0.08	$0.14	175.0%
Non-GAAP-based EPS, diluted (1)(3)	$0.54	$0.45	$0.09	20.0%		$0.51	13.3%
GAAP-based net income attributable to OpenText	$58.8	$21.6	$37.2	172.0%
Adjusted EBITDA (1)	$227.2	$189.1	$38.1	20.2%
Operating cash flows	$270.7	$156.3	$114.4	73.2%

Summary of YTD Results
(in millions except per share data)	FY18 YTD	FY17 YTD	$ Change	% Change (Y/Y)		FY18 YTD in CC*	% Change in CC*
Revenues:
Cloud services and subscriptions	$611.1	$521.9	$89.2	17.1%		$606.1	16.1%
Customer support	915.8	693.3	222.5	32.1%		891.3	28.6%
Total annual recurring revenues**	$1,526.8	$1,215.2	$311.7	25.6%		$1,497.4	23.2%
License	297.6	245.6	51.9	21.1%		287.8	17.1%
Professional service and other	236.6	166.7	69.9	41.9%		227.7	36.6%
Total revenues	$2,061.0	$1,627.5	$433.5	26.6%		$2,012.9	23.7%
GAAP-based operating income	$356.1	$246.5	$109.6	44.5%
Non-GAAP-based operating income (1)	$673.1	$508.5	$164.6	32.4%		$654.3	28.7%
GAAP-based operating margin	17.3%	15.1%	n/a	220	bps
Non-GAAP-based operating margin (1)	32.7%	31.2%	n/a	150	bps	32.5%	130	bps
GAAP-based EPS, diluted (2)	$0.68	$3.88	($3.20)	(82.5)%
Non-GAAP-based EPS, diluted (1)(3)	$1.84	$1.42	$0.42	29.6%		$1.78	25.4%
GAAP-based net income attributable to OpenText (2)	$180.5	$979.5	($799.0)	(81.6)%
Adjusted EBITDA (1)	$737.3	$555.5	$181.7	32.7%
Operating cash flows	$504.4	$336.8	$167.7	49.8%
(1) Please see note 2 "Use of Non-GAAP Financial Measures" below
(2) Recorded a significant tax benefit in Q1 FY17 of $876.1 million. This significant tax benefit is specifically tied to the Company's internal reorganization and applied to Q1 FY17 only and as a result does not continue in future periods.
(3) Please also see note 14 to the Company's Condensed Consolidated Financial Statements on Form 10-Q. Reflective of the amount of net tax benefit arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period.
Note: Individual line items in tables may be adjusted by non-material amounts to enable totals to align to published financial statements.

*CC: Constant currency for this purpose is defined as the current period reported revenues/expenses/earnings represented at the prior comparative period's foreign exchange rate.
**Annual recurring revenue is defined as the sum of Cloud services and subscriptions revenue and Customer support revenue.

OpenText Quarterly Business Highlights

•	22 customer transactions over $1 million, 10 OpenText Cloud and 12 on-premise

•	Financial, Consumer Goods, Services, Technology and Public Sector industries saw the most demand in cloud and license

•
Key customer wins in the quarter included All InBox, City of Philadelphia, Corsair, PFU Limited, Central Provident Fund Board, Airports of Thailand, Progressive Insurance, ADP, Massachusetts Bay Transportation Authority, Nidec Automotive, Blue Shield of California, MUFG Union Bank, Bank Mandiri, West Bend Mutual Insurance Company, National Grid UK, SwissLife, Tieto, McGill University, and United States Census Bureau

•	Madhu Ranganathan Joins OpenText as Chief Financial Officer

•	OpenText acquires Hightail, a leading cloud service for file sharing and creative collaboration

•	OpenText Release 16 EP4 extends security, artificial intelligence (AI), the internet of things (IoT), and cloud support into the market-leading OpenText EIM platform

•	OpenText Enfuse 2018 to showcase the future of cybersecurity and digital investigations

•	OpenText Enterprise World 2018 to Showcase the Intelligent and Connected Enterprise

Dividend Program Highlights

As part of our quarterly, non-cumulative cash dividend program, the Board declared on May 8, 2018 a cash dividend of $0.1518 per common share. The record date for this dividend is June 8, 2018 and the payment date is June 29, 2018. Future declarations of dividends and the establishment of future record and payment dates are subject to the final determination and discretion of the Board of Directors.

Summary of Quarterly Results
	Q3 FY18	Q2 FY18	Q3 FY17	% Change (Q3 FY18 vs Q2 FY18)		% Change (Q3 FY18 vs Q3 FY17)
Revenue (million)	$685.9	$734.4	$593.1	(6.6)%		15.6%
GAAP-based gross margin	64.6%	67.3%	64.5%	(270)	bps	10	bps
GAAP-based operating margin	14.9%	22.7%	11.0%	(780)	bps	390	bps
GAAP-based EPS, diluted	$0.22	$0.32	$0.08	(31.3)%		175.0%
Non-GAAP-based gross margin (1)	71.6%	73.9%	71.2%	(230)	bps	40	bps
Non-GAAP-based operating margin (1)	29.8%	36.5%	29.1%	(670)	bps	70	bps
Non-GAAP-based EPS, diluted (1)(3)	$0.54	$0.76	$0.45	(28.9)%		20.0%

Summary of Year to Date Results
	Q3 FY18 YTD	Q3 FY17 YTD	% Change
Revenue (million)	$2,061.0	$1,627.5	26.6%
GAAP-based gross margin	65.7%	66.6%	(90)	bps
GAAP-based operating margin	17.3%	15.1%	220	bps
GAAP-based EPS, diluted(2)	$0.68	$3.88	(82.5)%
Non-GAAP-based gross margin (1)	72.6%	72.2%	40	bps
Non-GAAP-based operating margin (1)	32.7%	31.2%	150	bps
Non-GAAP-based EPS, diluted (1)(3)	$1.84	$1.42	29.6%
(1) Please see note 2 "Use of Non-GAAP Financial Measures" below
(2) Recorded a significant tax benefit in Q1 FY17 of $876.1 million. This significant tax benefit is specifically tied to the Company's internal reorganization and applied to Q1 FY17 only and as a result does not continue in future periods.
(3) Please also see note 14 to the Company's Condensed Consolidated Financial Statements on Form 10-Q. Reflective of the amount of net tax benefit arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period.

Conference Call Information

The public is invited to listen to the earnings conference call today at 5:00 p.m. ET (2:00 p.m. PT) by dialing 1-800-319-4610 (toll-free) or +1-604-638-5340 (international). Please dial-in 10 minutes ahead of time to ensure proper connection. Alternatively, a live webcast of the earnings conference call will be available on the Investor Relations section of the Company's website at http://investors.opentext.com/investor-events-and-presentations.

A replay of the call will be available beginning May 9, 2018 at 7:00 p.m. ET through 11:59 p.m. on May 23, 2018 and can be accessed by dialing 1-855-669-9658 (toll-free) or +1-604-674-8052 (international) and using passcode 2119 followed by the number sign.

Please see below note (2) for a reconciliation of U.S. GAAP-based financial measures used in this press release, to non-U.S. GAAP-based financial measures.

About OpenText
OpenText, The Information Company™, a market leader in Enterprise Information Management software and solutions, enabling companies to manage, leverage, secure and gain insight into their enterprise information, on premises or in the cloud. For more information about OpenText (NASDAQ/TSX: OTEX) visit www.opentext.com.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this press release, including statements about the focus of Open Text Corporation (“OpenText” or “the Company”) in our fiscal year ending June 30, 2018 (Fiscal 2018) on growth in earnings and cash flows, creating value through investments in broader Enterprise Information Management (EIM) capabilities, distribution, the Company's presence in the cloud and in growth markets, expected growth in our revenue lines, total growth from acquisitions, innovation and organic initiatives, and distribution expansion, the focus on recurring revenues, improving efficiency, expanding cash flow and strengthening the business, adjusted operating income and cash flow, its financial condition, the adjusted operating margin target range, results of operations and earnings, announced acquisitions, ongoing tax matters, the integration of the acquired businesses, expected timing, charges and savings related to restructuring activities, declaration of quarterly dividends, future tax rates, new platform and product offerings, scaling OpenText to new levels, and other matters, may contain words such as "anticipates", "expects", "intends", "plans", "believes", "seeks", "estimates", "may", "could", "would", "might", "will" and variations of these words or similar expressions are considered forward-looking statements or information under applicable securities laws. In addition, any information or statements that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking, and based on our current expectations, forecasts and projections about the operating environment, economies and markets in which we operate. Forward-looking statements reflect our current estimates, beliefs and assumptions, which are based on management's perception of historic trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances, such as certain assumptions about the economy, as well as market, financial and operational assumptions. Management's estimates, beliefs and assumptions are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and, as such, are subject to change. We can give no assurance that such estimates, beliefs and assumptions will prove to be correct. Such forward-looking statements involve known and unknown risks, uncertainties and other factors and assumptions that may cause the actual results, performance or achievements to differ materially. Such factors include, but are not limited to: (i) the future performance, financial and otherwise, of OpenText; (ii) the ability of OpenText to bring new products and services to market and to increase sales; (iii) the strength of the Company's product development pipeline; (iv) the Company's growth and profitability prospects; (v) the estimated size and growth prospects of the EIM market including expected growth in the Artificial Intelligence market; (vi) the Company's competitive position in the EIM market and its ability to take advantage of future opportunities in this market; (vii) the benefits of the Company's products and services to be realized by customers; (viii) the demand for the Company's products and services and the extent of deployment of the Company's products and services in the EIM marketplace; (ix) downward pressure on our share price and dilutive effect of future sales or issuances of equity securities (including in connection with future acquisitions); (x) the Company's financial condition and capital requirements; and (xi) statements about the impact of product releases. The risks and uncertainties that may affect forward-looking statements include, but are not limited to: (i) integration of acquisitions and related restructuring efforts, including the quantum of restructuring charges and the timing thereof; (ii) the potential for the incurrence of or assumption of debt in connection with acquisitions and the impact on the ratings or outlooks of rating agencies on the Company's outstanding debt securities; (iii) the possibility that the Company may be unable to meet its future reporting requirements under the U.S. Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, or applicable Canadian securities regulation; (iv) the risks associated with bringing new products and services to market; (v) failure to comply with privacy laws and regulations that are extensive, open to various interpretations and complex to implement including General Data Protection Regulation (GDPR);
(vi) fluctuations in currency exchange rates; (vii) delays in the purchasing decisions of the Company's customers; (viii) the competition the Company faces in its industry and/or marketplace; (ix) the final determination of litigation, tax audits (including tax examinations in the United States and elsewhere) and other legal proceedings; (x) potential exposure to greater than anticipated tax liabilities or expenses, including with respect to changes in Canadian, U.S. or international tax regimes including the new tax reform legislation enacted through the Tax Cuts and Jobs Act in the United States; (xi) the possibility of technical, logistical or planning issues in connection with the deployment of the Company's products or services; (xii) the continuous commitment of the Company's customers; and (xiii) demand for the Company's products and services. For additional information with respect to risks and other factors which could occur, see the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the Securities and Exchange Commission (SEC) and other securities regulators. Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

Greg Secord
Vice President, Investor Relations
Open Text Corporation
415-963-0825
investors@opentext.com

Copyright ©2018 Open Text. OpenText is a trademark or registered trademark of Open Text. The list of trademarks is not exhaustive of other trademarks. Registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text. All rights reserved. For more information, visit: http://www.opentext.com/who-we-are/copyright-information.

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share data)

	March 31, 2018	June 30, 2017
ASSETS	(unaudited)
Cash and cash equivalents	$605,497	$443,357
Accounts receivable trade, net of allowance for doubtful accounts of $9,007 as of March 31, 2018 and $6,319 as of June 30, 2017	515,012	445,812
Income taxes recoverable	42,880	32,683
Prepaid expenses and other current assets	105,657	81,625
Total current assets	1,269,046	1,003,477
Property and equipment	264,859	227,418
Goodwill	3,592,598	3,416,749
Acquired intangible assets	1,391,413	1,472,542
Deferred tax assets	1,142,385	1,215,712
Other assets	99,732	93,763
Deferred charges	39,148	42,344
Long-term income taxes recoverable	21,696	8,557
Total assets	$7,820,877	$7,480,562
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$295,165	$342,120
Current portion of long-term debt	282,760	182,760
Deferred revenues	689,189	570,328
Income taxes payable	33,685	31,835
Total current liabilities	1,300,799	1,127,043
Long-term liabilities:
Accrued liabilities	52,688	50,338
Deferred credits	3,366	5,283
Pension liability	62,996	58,627
Long-term debt	2,385,322	2,387,057
Deferred revenues	72,176	61,678
Long-term income taxes payable	171,174	162,493
Deferred tax liabilities	75,376	94,724
Total long-term liabilities	2,823,098	2,820,200
Shareholders' equity:
Share capital and additional paid-in capital
267,266,442 and 264,059,567 Common Shares issued and outstanding at March 31, 2018 and June 30, 2017, respectively; authorized Common Shares: unlimited	1,689,997	1,613,454
Accumulated other comprehensive income	51,810	48,800
Retained earnings	1,973,129	1,897,624
Treasury stock, at cost (694,169 shares at March 31, 2018 and 1,101,612 at June 30, 2017, respectively)	(18,823)	(27,520)
Total OpenText shareholders' equity	3,696,113	3,532,358
Non-controlling interests	867	961
Total shareholders' equity	3,696,980	3,533,319
Total liabilities and shareholders' equity	$7,820,877	$7,480,562

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands of U.S. dollars, except share and per share data)
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2018	2017	2018	2017
Revenues:
License	$84,113	$87,227	$297,588	$245,647
Cloud services and subscriptions	209,102	177,109	611,076	521,857
Customer support	312,279	263,436	915,753	693,298
Professional service and other	80,385	65,358	236,554	166,701
Total revenues	685,879	593,130	2,060,971	1,627,503
Cost of revenues:
License	3,098	4,008	10,645	10,244
Cloud services and subscriptions	94,264	77,225	269,012	220,667
Customer support	33,820	34,442	99,805	87,529
Professional service and other	64,246	55,529	188,690	137,167
Amortization of acquired technology-based intangible assets	47,303	39,285	138,391	87,268
Total cost of revenues	242,731	210,489	706,543	542,875
Gross profit	443,148	382,641	1,354,428	1,084,628
Operating expenses:
Research and development	83,522	77,086	241,455	200,379
Sales and marketing	129,987	117,498	381,951	315,297
General and administrative	54,817	44,828	152,717	122,939
Depreciation	23,093	16,557	64,042	47,128
Amortization of acquired customer-based intangible assets	46,762	40,825	136,819	108,248
Special charges	2,644	20,586	21,390	44,157
Total operating expenses	340,825	317,380	998,374	838,148
Income from operations	102,323	65,261	356,054	246,480
Other income (expense), net	11,140	1,424	26,911	4,565
Interest and other related expense, net	(34,534)	(31,734)	(101,914)	(86,752)
Income before income taxes	78,929	34,951	281,051	164,293
Provision for (recovery of) income taxes	20,129	13,239	100,644	(815,364)
Net income for the period	$58,800	$21,712	$180,407	$979,657
Net (income) loss attributable to non-controlling interests	(6)	(96)	94	(135)
Net income attributable to OpenText	$58,794	$21,616	$180,501	$979,522
Earnings per share—basic attributable to OpenText	$0.22	$0.08	$0.68	$3.91
Earnings per share—diluted attributable to OpenText	$0.22	$0.08	$0.68	$3.88
Weighted average number of Common Shares outstanding—basic	266,572	263,329	265,619	250,538
Weighted average number of Common Shares outstanding—diluted	267,764	265,440	266,954	252,469
Dividends declared per Common Share	$0.1320	$0.1150	$0.3960	$0.3450

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands of U.S. dollars)
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2018	2017	2018	2017
Net income for the period	$58,800	$21,712	$180,407	$979,657
Other comprehensive income (loss) —net of tax:
Net foreign currency translation adjustments	3,823	2,725	3,283	(7,582)
Unrealized gain (loss) on cash flow hedges:
Unrealized gain (loss) - net of tax expense (recovery) effect of ($338) and $125 for the three months ended March 31, 2018 and 2017, respectively; $65 and ($254) for the nine months ended March 31, 2018 and 2017, respectively	(935)	348	182	(705)
(Gain) loss reclassified into net income - net of tax (expense) recovery effect of ($112) and $14 for the three months ended March 31, 2018 and 2017, respectively; ($540) and ($24) for the nine months ended March 31, 2018 and 2017, respectively	(311)	40	(1,499)	(68)
Actuarial gain (loss) relating to defined benefit pension plans:
Actuarial gain (loss) - net of tax expense (recovery) effect of $413 and ($64) for the three months ended March 31, 2018 and 2017, respectively; $177 and $420 for the nine months ended March 31, 2018 and 2017, respectively	1,648	686	1,485	5,047
Amortization of actuarial (gain) loss into net income - net of tax (expense) recovery effect of $45 and $59 for the three months ended March 31, 2018 and 2017, respectively; $130 and $178 for the nine months ended March 31, 2018 and 2017, respectively	64	139	176	420
Unrealized net gain (loss) on marketable securities - net of tax effect of nil for the three and nine months ended March 31, 2018 and 2017, respectively	—	(541)	—	(141)
Release of unrealized gain on marketable securities - net of tax effect of nil for the three and nine months ended March 31, 2018 and 2017, respectively	—	—	(617)	—
Total other comprehensive income (loss) net, for the period	4,289	3,397	3,010	(3,029)
Total comprehensive income	63,089	25,109	183,417	976,628
Comprehensive (income) loss attributable to non-controlling interests	(6)	(96)	94	(135)
Total comprehensive income attributable to OpenText	$63,083	$25,013	$183,511	$976,493

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2018	2017	2018	2017
Cash flows from operating activities:
Net income for the period	$58,800	$21,712	$180,407	$979,657
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangible assets	117,158	96,667	339,252	242,644
Share-based compensation expense	5,080	6,661	20,473	22,373
Excess tax expense (benefits) on share-based compensation expense	—	(1,044)	—	(1,586)
Pension expense	965	892	2,834	2,953
Amortization of debt issuance costs	1,303	1,127	3,835	3,781
Amortization of deferred charges and credits	941	2,146	3,175	6,438
Loss on sale and write down of property and equipment	326	—	489	—
Release of unrealized gain on marketable securities to income	—	—	(841)	—
Deferred taxes	18,266	(22,011)	62,640	(890,244)
Share in net (income) loss of equity investees	307	(160)	503	(6,153)
Write off of unamortized debt issuance costs	—	833	—	833
Other non-cash charges	—	—	—	1,033
Changes in operating assets and liabilities:
Accounts receivable	(6,240)	(37,551)	(55,698)	(37,095)
Prepaid expenses and other current assets	(5,152)	(18,119)	(10,535)	(6,234)
Income taxes and deferred charges and credits	(23,651)	11,190	(22,068)	1,570
Accounts payable and accrued liabilities	(19,779)	40,516	(92,278)	16,521
Deferred revenue	123,550	54,659	74,704	6,917
Other assets	(1,197)	(1,215)	(2,466)	(6,635)
Net cash provided by operating activities	270,677	156,303	504,426	336,773
Cash flows from investing activities:
Additions of property and equipment	(27,101)	(17,797)	(83,038)	(50,071)
Proceeds from maturity of short-term investments	—	—	—	9,212
Purchase of Hightail Inc.	(20,466)	—	(20,466)	—
Purchase of Guidance Software, net of cash acquired	—	—	(229,275)	—
Purchase of Covisint Corporation, net of cash acquired	—	—	(71,279)	—
Purchase of ECD Business	—	(1,622,394)	—	(1,622,394)
Purchase of HP Inc. CCM Business	—	—	—	(315,000)
Purchase of Recommind, Inc.	—	—	—	(170,107)
Purchase consideration for acquisitions completed prior to Fiscal 2017	—	—	—	(7,146)
Other investing activities	(3,118)	(2,450)	(11,179)	(3,013)
Net cash used in investing activities	(50,685)	(1,642,641)	(415,237)	(2,158,519)
Cash flows from financing activities:
Excess tax (expense) benefits on share-based compensation expense	—	1,044	—	1,586
Proceeds from issuance of long-term debt and revolver	—	225,000	200,000	481,875
Proceeds from issuance of Common Shares from exercise of stock options and ESPP	36,442	15,967	66,064	26,668
Proceeds from issuance of Common shares under public Equity Offering	—	—	—	604,223
Repayment of long-term debt and revolver	(101,940)	(1,940)	(105,820)	(5,940)
Debt issuance costs	—	(2,045)	—	(6,200)
Equity issuance costs	—	(1,345)	—	(19,472)
Purchase of treasury stock	—	(4,245)	—	(4,245)
Payments of dividends to shareholders	(35,168)	(30,303)	(104,996)	(85,953)
Net cash provided by (used in) financing activities	(100,666)	202,133	55,248	992,542
Foreign exchange gain (loss) on cash held in foreign currencies	10,157	10,714	17,703	(5,553)
Increase (decrease) in cash and cash equivalents during the period	129,483	(1,273,491)	162,140	(834,757)
Cash and cash equivalents at beginning of the period	476,014	1,722,491	443,357	1,283,757
Cash and cash equivalents at end of the period	$605,497	$449,000	$605,497	$449,000

Notes

(1)	All dollar amounts in this press release are in U.S. Dollars unless otherwise indicated.

(2)
Use of Non-GAAP Financial Measures: In addition to reporting financial results in accordance with U.S. GAAP, the Company provides certain financial measures that are not in accordance with U.S. GAAP (Non-GAAP). These Non-GAAP financial measures have certain limitations in that they do not have a standardized meaning and thus the Company's definition may be different from similar Non-GAAP financial measures used by other companies and/or analysts and may differ from period to period. Thus it may be more difficult to compare the Company's financial performance to that of other companies. However, the Company's management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of these Non-GAAP financial measures both in its reconciliation to the U.S. GAAP financial measures and its consolidated financial statements, all of which should be considered when evaluating the Company's results.

The Company uses these Non-GAAP financial measures to supplement the information provided in its consolidated financial statements, which are presented in accordance with U.S. GAAP. The presentation of Non-GAAP financial measures are not meant to be a substitute for financial measures presented in accordance with U.S. GAAP, but rather should be evaluated in conjunction with and as a supplement to such U.S. GAAP measures. OpenText strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure. The Company therefore believes that despite these limitations, it is appropriate to supplement the disclosure of the U.S. GAAP measures with certain Non-GAAP measures defined below.
Non-GAAP-based net income and Non-GAAP-based EPS, attributable to OpenText, are calculated as GAAP-based net income or earnings per share, attributable to OpenText, on a diluted basis, after giving effect to the amortization of acquired intangible assets, other income (expense), share-based compensation, and Special charges (recoveries), all net of tax and any tax benefits/expense items unrelated to current period income, as further described in the tables below. Non-GAAP-based gross profit is the arithmetical sum of GAAP-based gross profit and the amortization of acquired technology-based intangible assets and share-based compensation within cost of sales. Non-GAAP-based gross margin is calculated as Non-GAAP-based gross profit expressed as a percentage of total revenue. Non-GAAP-based income from operations is calculated as income from operations, excluding the amortization of acquired intangible assets, Special charges (recoveries), and share-based compensation expense. Non-GAAP-based operating margin is calculated as Non-GAAP-based income from operations expressed as a percentage of total revenue.
Adjusted earnings (loss) before interest, taxes, depreciation and amortization (Adjusted EBITDA) is calculated as GAAP-based net income, attributable to OpenText, excluding interest income (expense), provision for income taxes, depreciation and amortization of acquired intangible assets, other income (expense), share-based compensation and Special charges (recoveries).
The Company's management believes that the presentation of the above defined Non-GAAP financial measures provides useful information to investors because they portray the financial results of the Company before the impact of certain non-operational charges. The use of the term “non-operational charge” is defined for this purpose as an expense that does not impact the ongoing operating decisions taken by the Company's management and is based upon the way the Company's management evaluates the performance of the Company's business for use in the Company's internal reports. In the course of such evaluation and for the purpose of making operating decisions, the Company's management excludes certain items from its analysis, including amortization of acquired intangible assets, Special charges (recoveries), share-based compensation, other income (expense), and the taxation impact of these items. These items are excluded based upon the manner in which management evaluates the business of the Company and are not excluded in the sense that they may be used under U.S. GAAP.
The Company believes the provision of supplemental Non-GAAP measures allow investors to evaluate the operational and financial performance of the Company's core business using the same evaluation measures that management uses, and is therefore a useful indication of OpenText's performance or expected performance of future operations and facilitates period-to-period comparison of operating performance (although prior performance is not necessarily indicative of future performance). As a result, the Company considers it appropriate and reasonable to provide, in addition to U.S. GAAP measures, supplementary Non-GAAP financial measures that exclude certain items from the presentation of its financial results.
The following charts provide (unaudited) reconciliations of U.S. GAAP-based financial measures to Non-U.S. GAAP-based financial measures for the following periods presented:

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended March 31, 2018. (In thousands except for per share amounts)
	Three Months Ended March 31, 2018
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$94,264		$(135)	(1)	$94,129
Customer support	33,820		(277)	(1)	33,543
Professional service and other	64,246		(122)	(1)	64,124
Amortization of acquired technology-based intangible assets	47,303		(47,303)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	443,148	64.6%	47,837	(3)	490,985	71.6%
Operating expenses
Research and development	83,522		(993)	(1)	82,529
Sales and marketing	129,987		(1,496)	(1)	128,491
General and administrative	54,817		(2,057)	(1)	52,760
Amortization of acquired customer-based intangible assets	46,762		(46,762)	(2)	—
Special charges (recoveries)	2,644		(2,644)	(4)	—
GAAP-based income from operations and operating margin (%) / Non-GAAP-based income from operations and operating margin (%)	102,323	14.9%	101,789	(5)	204,112	29.8%
Other income (expense), net	11,140		(11,140)	(6)	—
Provision for (recovery of) income taxes	20,129		3,612	(7)	23,741
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	58,794		87,037	(8)	145,831
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.22		$0.32	(8)	$0.54

(1)	Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of total revenue.

(4)
Adjustment relates to the exclusion of Special charges (recoveries) from our Non-GAAP-based operating expenses as Special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include one-time, non-recurring charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollars, and operating margin stated as a percentage of total revenue.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) relates primarily to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in non-marketable securities investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.

(7)
Adjustment relates to differences between the GAAP-based tax provision rate of approximately 26% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of expenses that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded expenses include amortization, share-based compensation, Special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense. We also took into consideration changes in US tax reform legislation that was enacted on December 22, 2017 through the Tax Cuts and Jobs Act.

(8)	Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended March 31, 2018
		Per share diluted
GAAP-based net income, attributable to OpenText	$58,794	$0.22
Add:
Amortization	94,065	0.35
Share-based compensation	5,080	0.02
Special charges (recoveries)	2,644	0.01
Other (income) expense, net	(11,140)	(0.04)
GAAP-based provision for (recovery of) income taxes	20,129	0.07
Non-GAAP-based provision for income taxes	(23,741)	(0.09)
Non-GAAP-based net income, attributable to OpenText	$145,831	$0.54

Reconciliation of Adjusted EBITDA

Three Months Ended March 31, 2018
GAAP-based net income, attributable to OpenText	$58,794
Add:
Provision for (recovery of) income taxes	20,129
Interest and other related expense, net	34,534
Amortization of acquired technology-based intangible assets	47,303
Amortization of acquired customer-based intangible assets	46,762
Depreciation	23,093
Share-based compensation	5,080
Special charges (recoveries)	2,644
Other (income) expense, net	(11,140)
Adjusted EBITDA	$227,199

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the nine months ended March 31, 2018. (In thousands except for per share amounts)
	Nine Months Ended March 31, 2018
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$269,012		$(1,119)	(1)	$267,893
Customer support	99,805		(933)	(1)	98,872
Professional service and other	188,690		(1,322)	(1)	187,368
Amortization of acquired technology-based intangible assets	138,391		(138,391)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	1,354,428	65.7%	141,765	(3)	1,496,193	72.6%
Operating expenses
Research and development	241,455		(4,206)	(1)	237,249
Sales and marketing	381,951		(6,679)	(1)	375,272
General and administrative	152,717		(6,214)	(1)	146,503
Amortization of acquired customer-based intangible assets	136,819		(136,819)	(2)	—
Special charges (recoveries)	21,390		(21,390)	(4)	—
GAAP-based income from operations and operating margin (%) / Non-GAAP-based income from operations and operating margin (%)	356,054	17.3%	317,073	(5)	673,127	32.7%
Other income (expense), net	26,911		(26,911)	(6)	—
Provision for (recovery of) income taxes	100,644		(20,674)	(7)	79,970
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	180,501		310,836	(8)	491,337
GAAP-based earnings per share / Non GAAP-based earnings per share-diluted, attributable to OpenText	$0.68		$1.16	(8)	$1.84

(1)	Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of total revenue.

(4)
Adjustment relates to the exclusion of Special charges (recoveries) from our Non-GAAP-based operating expenses as Special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include one-time, non-recurring charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollars, and operating margin stated as a percentage of total revenue.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) relates primarily to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in non-marketable securities investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.

(7)
Adjustment relates to differences between the GAAP-based tax provision rate of approximately 36% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of expenses that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded expenses include amortization, share-based compensation, Special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense. We also took into consideration changes in US tax reform legislation that was enacted on December 22, 2017 through the Tax Cuts and Jobs Act.

(8)	Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Nine Months Ended March 31, 2018
		Per share diluted
GAAP-based net income, attributable to OpenText	$180,501	$0.68
Add:
Amortization	275,210	1.03
Share-based compensation	20,473	0.08
Special charges (recoveries)	21,390	0.08
Other (income) expense, net	(26,911)	(0.10)
GAAP-based provision for (recovery of) income taxes	100,644	0.37
Non-GAAP based provision for income taxes	(79,970)	(0.30)
Non-GAAP-based net income, attributable to OpenText	$491,337	$1.84
Reconciliation of Adjusted EBITDA

Nine Months Ended March 31, 2018
GAAP-based net income, attributable to OpenText	$180,501
Add:
Provision for (recovery of) income taxes	100,644
Interest and other related expense, net	101,914
Amortization of acquired technology-based intangible assets	138,391
Amortization of acquired customer-based intangible assets	136,819
Depreciation	64,042
Share-based compensation	20,473
Special charges (recoveries)	21,390
Other (income) expense, net	(26,911)
Adjusted EBITDA	$737,263

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended December 31, 2017. (In thousands except for per share amounts)
	Three Months Ended December 31, 2017
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$90,418		$(462)	(1)	$89,956
Customer support	33,194		(327)	(1)	32,867
Professional service and other	64,985		(603)	(1)	64,382
Amortization of acquired technology-based intangible assets	47,128		(47,128)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	494,093	67.3%	48,520	(3)	542,613	73.9%
Operating expenses
Research and development	80,304		(1,587)	(1)	78,717
Sales and marketing	129,142		(2,095)	(1)	127,047
General and administrative	48,985		(2,084)	(1)	46,901
Amortization of acquired customer-based intangible assets	46,268		(46,268)	(2)	—
Special charges (recoveries)	715		(715)	(4)	—
GAAP-based income from operations and operating margin (%) / Non-GAAP-based income from operations and operating margin (%)	166,608	22.7%	101,269	(5)	267,877	36.5%
Other income (expense), net	5,547		(5,547)	(6)	—
Provision for (recovery of) income taxes	53,146		(22,095)	(7)	31,051
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	85,111		117,817	(8)	202,928
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.32		$0.44	(8)	$0.76

(1)	Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of total revenue.

(4)
Adjustment relates to the exclusion of Special charges (recoveries) from our Non-GAAP-based operating expenses as Special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include one-time, non-recurring charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollars, and operating margin stated as a percentage of total revenue.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) relates primarily to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in non-marketable securities investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.

(7)
Adjustment relates to differences between the GAAP-based tax provision rate of approximately 38% and a Non-GAAP-based tax rate of approximately 13%; these rate differences are due to the income tax effects of expenses that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded expenses include amortization, share-based compensation, Special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 13%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense. In addition, as a result of the changes in US tax reform legislation that was enacted on December 22, 2017 through the Tax Cuts and Jobs Act, the Company has reassessed its Non-GAAP-based tax rate to be approximately 14% for the six months ended December 31, 2017, down from 15%. Pursuant to this, the Non-GAAP-based tax rate of approximately 13% for the three months ended December 31, 2017 includes a one-time cumulative catch up of recoveries and charges, as though the Company's Non-GAAP-based tax rate was 14% as of July 1, 2017.

(8)	Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended December 31, 2017
		Per share diluted
GAAP-based net income, attributable to OpenText	$85,111	$0.32
Add:
Amortization	93,396	0.35
Share-based compensation	7,158	0.03
Special charges (recoveries)	715	—
Other (income) expense, net	(5,547)	(0.02)
GAAP-based provision for (recovery of) income taxes	53,146	0.20
Non-GAAP-based provision for income taxes	(31,051)	(0.12)
Non-GAAP-based net income, attributable to OpenText	$202,928	$0.76

Reconciliation of Adjusted EBITDA

Three Months Ended December 31, 2017
GAAP-based net income, attributable to OpenText	$85,111
Add:
Provision for (recovery of) income taxes	53,146
Interest and other related expense, net	34,092
Amortization of acquired technology-based intangible assets	47,128
Amortization of acquired customer-based intangible assets	46,268
Depreciation	22,071
Share-based compensation	7,158
Special charges (recoveries)	715
Other (income) expense, net	(5,547)
Adjusted EBITDA	$290,142

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended March 31, 2017. (In thousands except for per share amounts)
	Three Months Ended March 31, 2017
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$77,225		$(268)	(1)	$76,957
Customer support	34,442		(261)	(1)	34,181
Professional service and other	55,529		(89)	(1)	55,440
Amortization of acquired technology-based intangible assets	39,285		(39,285)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	382,641	64.5%	39,903	(3)	422,544	71.2%
Operating expenses
Research and development	77,086		(1,634)	(1)	75,452
Sales and marketing	117,498		(2,081)	(1)	115,417
General and administrative	44,828		(2,328)	(1)	42,500
Amortization of acquired customer-based intangible assets	40,825		(40,825)	(2)	—
Special charges (recoveries)	20,586		(20,586)	(4)	—
GAAP-based income from operations and operating margin (%) / Non-GAAP-based income from operations and operating margin (%)	65,261	11.0%	107,357	(5)	172,618	29.1%
Other income (expense), net	1,424		(1,424)	(6)	—
Provision for (recovery of) income taxes	13,239		7,798	(7)	21,037
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	21,616		98,135	(8)	119,751
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.08		$0.37	(8)	$0.45

(1)	Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of total revenue.

(4)
Adjustment relates to the exclusion of Special charges (recoveries) from our Non-GAAP-based operating expenses as Special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include one-time, non-recurring charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollars, and operating margin stated as a percentage of total revenue.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) relates primarily to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in non-marketable securities investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.

(7)
Adjustment relates to differences between the GAAP-based tax provision rate of approximately 38% and a Non-GAAP-based tax rate of approximately 15%; these rate differences are due to the income tax effects of expenses that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded expenses include amortization, share-based compensation, Special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 15%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)	Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended March 31, 2017
		Per share diluted
GAAP-based net income, attributable to OpenText	$21,616	$0.08
Add:
Amortization	80,110	0.30
Share-based compensation	6,661	0.03
Special charges (recoveries)	20,586	0.08
Other (income) expense, net	(1,424)	(0.01)
GAAP-based provision for (recovery of) income taxes	13,239	0.05
Non-GAAP-based provision for income taxes	(21,037)	(0.08)
Non-GAAP-based net income, attributable to OpenText	$119,751	$0.45

Reconciliation of Adjusted EBITDA

Three months ended March 31, 2017
GAAP-based net income, attributable to OpenText	$21,616
Add:
Provision for (recovery of) income taxes	13,239
Interest and other related expense, net	31,734
Amortization of acquired technology-based intangible assets	39,285
Amortization of acquired customer-based intangible assets	40,825
Depreciation	16,557
Share-based compensation	6,661
Special charges (recoveries)	20,586
Other (income) expense, net	(1,424)
Adjusted EBITDA	$189,079

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the nine months ended March 31, 2017. (In thousands except for per share amounts)
	Nine Months Ended March 31, 2017
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues:
Cloud services and subscriptions	$220,667		$(839)	(1)	$219,828
Customer support	87,529		(766)	(1)	86,763
Professional service and other	137,167		(1,002)	(1)	136,165
Amortization of acquired technology-based intangible assets	87,268		(87,268)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	1,084,628	66.6%	89,875	(3)	1,174,503	72.2%
Operating expenses
Research and development	200,379		(5,372)	(1)	195,007
Sales and marketing	315,297		(7,230)	(1)	308,067
General and administrative	122,939		(7,164)	(1)	115,775
Amortization of acquired customer-based intangible assets	108,248		(108,248)	(2)	—
Special charges (recoveries)	44,157		(44,157)	(4)	—
GAAP-based income from operations and operating margin (%) / Non-GAAP-based income from operations and operating margin (%)	246,480	15.1%	262,046	(5)	508,526	31.2%
Other income (expense), net	4,565		(4,565)	(6)	—
Provision for (recovery of) income taxes	(815,364)		878,495	(7)	63,131
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	979,522		(621,014)	(8)	358,508
GAAP-based earnings per share / Non GAAP-based earnings per share-diluted, attributable to OpenText	$3.88		$(2.46)	(8)	$1.42

(1)	Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of total revenue.

(4)
Adjustment relates to the exclusion of Special charges (recoveries) from our Non-GAAP-based operating expenses as Special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include one-time, non-recurring charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollars, and operating margin stated as a percentage of total revenue.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) relates primarily to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in non-marketable securities investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.

(7)
Adjustment relates to differences between the GAAP-based tax recovery rate of approximately 496% and a Non-GAAP-based tax rate of approximately 15%; these rate differences are due to the income tax effects of expenses that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded expenses include amortization, share-based compensation, Special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of 15%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)	Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Nine Months Ended March 31, 2017
		Per share diluted
GAAP-based net income, attributable to OpenText	$979,522	$3.88
Add:
Amortization	195,516	0.77
Share-based compensation	22,373	0.09
Special charges (recoveries)	44,157	0.17
Other (income) expense, net	(4,565)	(0.02)
GAAP-based provision for (recovery of) income taxes	(815,364)	(3.23)
Non-GAAP based provision for income taxes	(63,131)	(0.24)
Non-GAAP-based net income, attributable to OpenText	$358,508	$1.42

Reconciliation of Adjusted EBITDA

Nine Months Ended March 31, 2017
GAAP-based net income, attributable to OpenText	$979,522
Add:
Provision for (recovery of) income taxes	(815,364)
Interest and other related expense, net	86,752
Amortization of acquired technology-based intangible assets	87,268
Amortization of acquired customer-based intangible assets	108,248
Depreciation	47,128
Share-based compensation	22,373
Special charges (recoveries)	44,157
Other (income) expense, net	(4,565)
Adjusted EBITDA	$555,519

(3)	The following tables provide a composition of our major currencies for revenue and expenses, expressed as a percentage, for the three and nine months ended March 31, 2018 and 2017:

	Three Months Ended March 31, 2018		Three Months Ended March 31, 2017
Currencies	% of Revenue	% of Expenses*	% of Revenue	% of Expenses*
EURO	22%	15%	19%	15%
GBP	6%	6%	6%	7%
CAD	4%	11%	4%	11%
USD	58%	50%	62%	52%
Other	10%	18%	9%	15%
Total	100%	100%	100%	100%

	Nine Months Ended March 31, 2018		Nine Months Ended March 31, 2017
Currencies	% of Revenue	% of Expenses*	% of Revenue	% of Expenses*
EURO	22%	15%	22%	15%
GBP	6%	6%	7%	7%
CAD	4%	11%	4%	11%
USD	58%	51%	58%	52%
Other	10%	17%	9%	15%
Total	100%	100%	100%	100%
*Expenses include all cost of revenues and operating expenses included within the Condensed Consolidated Statements of Income, except for amortization of intangible assets, share-based compensation and Special charges (recoveries).